Exhibit 99.1

For Immediate Release

February 10, 2023

SUNSHINE BIOPHARMA SIGNS RESEARCH AGREEMENT WITH THE JEWISH GENERAL HOSPITAL TO ADVANCE THE DEVELOPMENT OF Adva-27a ANTICANCER COMPOUND

Montreal, Canada – (GLOBE NEWSWIRE) – Sunshine Biopharma Inc. (NASDAQ: “SBFM”), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals today announced the signing of a research agreement with Sir Mortimer B. Davis Jewish General Hospital, a McGill University Health Center hospital located in Montreal, Quebec, Canada. The research effort will be focused on advancing the development of Sunshine Biopharma’s Adva-27a anticancer compound through the IND-enabling studies. At any time the research results become conclusive and Sunshine Biopharma wishes to proceed to conducting a Phase I clinical trial, the Jewish General Hospital is prepared to negotiating a new agreement to define the responsibilities and obligations of the parties for such Phase I clinical trial to be performed.

Adva-27a had previously been shown to be effective at destroying multidrug resistant cancer cells originating from pancreatic cancer, breast cancer, small-cell lung cancer and uterine sarcoma. The research will be conducted under the direction of Dr. Gerald Batist, Head of the Department of Oncology at the Jewish General Hospital and Director of the McGill Center for Translational Research In Cancer (MCTRC) based at the Lady Davis Institute for Medical Research.

“The Jewish General Hospital is one of the leading cancer centers in North America and we are delighted to work with their world renowned oncology physician and research scientist, Dr. Gerald Batist”, said Dr. Steve Slilaty CEO of Sunshine Biopharma. “We look forward to continuing the project with the Hospital past the IND-enabling studies and through the clinical trials to bring a new treatment for cancer sufferers around the world,” he added.

About the Jewish General Hospital

Since 1934, the Jewish General Hospital has been a mainstay of superior medical care for generations of patients of all backgrounds. The Jewish General Hospital is committed to providing patients the best possible care in a clean, safe and human-centered environment. The JGH is able to deliver pioneering, innovative medical services by strengthening its role as a McGill University teaching hospital, by expanding and upgrading its facilities, and by pursuing cutting-edge research at the Lady Davis Institute for Medical Research. The MCTRC based at the Lady Davis Research Institute brings together fundamental researchers and clinician scientists who conduct research in various steps of the cancer care continuum. The focus of the MCTRC is on co-development of innovation, new knowledge generation and rapid translation of discoveries into the clinical sphere. For more information please visit www.jgh.ca or www.ladydavis.ca or mcgill.ca/translational-research-cancer/

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About Sunshine Biopharma

Sunshine Biopharma recently acquired Nora Pharma Inc. and as a result the Company now has 54 generic prescription drugs on the market in Canada and 44 employees. The Company is planning to expand its product offering to 86 generic pharmaceuticals over the next two years. In parallel, Sunshine Biopharma is continuing its drug development program which is comprised of (i) K1.1 mRNA for liver cancer, (ii) Adva-27a, a small chemotherapy molecule for pancreatic cancer, and (iii) PLpro inhibitor for COVID-19. For more information, please visit www.sunshinebiopharma.com

Safe Harbor Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts, and assumptions of Sunshine Biopharma, Inc. (the “Company”) that involve risks as well as uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These statements appear in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, including statements related to the Company’s drug development activities, financial performance, and future growth. These risks and uncertainties are further described in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in the Company’s filings with the SEC. Reference is hereby made to cautionary statements and risk factors set forth in the Company’s most recent SEC filings.

For Additional Information:

Sunshine Biopharma Contact:

Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

Sunshine Biopharma Media Contact:

Christine Petraglia

TraDigital IR

Direct Line: 917-633-8980

investors@sunshinebiopharma.com

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